                                 FORM 8-K/A

                     SECURITIES AND EXCHANGE COMMISSION

                           WASHINGTON, D.C. 20549

                     AMENDMENT TO APPLICATION OR REPORT

               Filed pursuant to Section 12, 13 and 15(d) of

                    THE SECURITIES EXCHANGE ACT OF 1934

                              ACR GROUP, INC.

                              AMENDMENT NO. 1

     The undersigned registrant hereby amends the following items, financial statements, exhibits or other portions of its Current Report on Form 8-K dated January 24, 1997, as set forth in the pages attached hereto:

     Item 7.  Financial Statements and Exhibits

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this amendment to be signed on its behalf by the undersigned, thereunto duly authorized.

                                            ACR GROUP, INC.


Date:  April 9, 1997                        By:   /s/  ANTHONY R. MARESCA
     -----------------                         -----------------------------
                                                Anthony R. Maresca
                                                Senior Vice President and
                                                Chief Financial Officer

Item 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

    (A)  Financial Statements of Business Acquired:

         1. Independent Auditors' Report of Ernst & Young for the years ended December 31, 1996 and 1995.

         2. Combined Balance Sheets of Lifetime Filter Manufacturing Ltd. LLC and Lifetime Filter, Inc. as of December 31, 1996 and 1995.

         3. Combined Statements of Income of Lifetime Filter Manufacturing Ltd. LLC and Lifetime Filter, Inc. for the years ended December 31, 1996 and 1995.

         4. Combined Statements of Changes in Owner's Equity of Lifetime Filter Manufacturing Ltd. LLC and Lifetime Filter, Inc. for the years ended December 31, 1996 and 1995.

         5. Combined Statements of Cash Flows of Lifetime Filter Manufacturing Ltd. LLC and Lifetime Filter, Inc. for the years ended December 31, 1996 and 1995.

         6. Notes to Combined Financial Statements of Lifetime Filter Manufacturing Ltd. LLC and Lifetime Filter, Inc.

    (B)  Pro Forma Financial Information:

         1. ACR Group, Inc. and Lifetime Filter, Inc. Unaudited Pro Forma Consolidated Financial Information.

             (a) Unaudited Pro Forma Consolidated Balance Sheet of ACR Group, Inc. and Lifetime Filter, Inc. as of November 30, 1996.

             (b) Unaudited Pro Forma Consolidated Statement of Income of ACR Group, Inc. and Lifetime Filter, Inc. for the nine-month period from March 1, 1996 to November 30, 1996.

             (c) Unaudited Pro Forma Consolidated Statement of Income of ACR Group, Inc. and Lifetime Filter, Inc. for the year ended February 28, 1996.

             (d)  Notes to Unaudited Pro Forma Consolidated Financial
                  Information.

                                  [LETTERHEAD]



                        Report of Independent Auditors


Board of Directors and Stockholders
Lifetime Filter Manufacturing Ltd. LLC and
  Lifetime Filter, Inc.

We have audited the accompanying combined balance sheets of Lifetime Filter Manufacturing Ltd. LLC and Lifetime Filter, Inc. (collectively referred to as the "Company"), as of December 31, 1996 and 1995, and the related combined statements of income, changes in owners' equity, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the combined financial position of Lifetime Filter Manufacturing Ltd. LLC and Lifetime Filter, Inc., at December 31, 1996 and 1995, and the results of their operations and their cash flows for the years then ended in conformity with generally accepted accounting principles.

                                       /s/ ERNST & YOUNG LLP
                                          -----------------------------------
                                           Ernst & Young LLP

March 14, 1997

         Ernst & Young LLP is a member of Ernst & Young International, Ltd.

        Lifetime Filter Manufacturing Ltd. LLC and Lifetime Filter, Inc.

                              Combined Balance Sheets


                                                              December 31
                                                            1996        1995
                                                         ---------------------
ASSETS
Current assets:
  Cash                                                   $ 417,647   $ 139,833
  Accounts receivable - trade, net of allowance for
    doubtful accounts of $25,000 in 1996 and $8,000
    in 1995                                                155,715     141,680
  Inventory                                                 59,217      42,884
  Receivable from owner                                     50,763      20,200
  Other current assets                                       9,123           -
                                                         ---------   ---------
Total current assets                                       692,465     344,597


Property and equipment:
  Land                                                      40,000      40,000
  Building and building improvements                       166,289     162,253
  Manufacturing equipment                                  118,871      86,905
  Other equipment                                           71,159      58,761
                                                         ---------   ---------
                                                           396,319     347,919

  Accumulated depreciation                                (150,453)   (121,653)
                                                         ---------   ---------
Net property and equipment                                 245,866     226,266
                                                         ---------   ---------
Total assets                                             $ 938,331   $ 570,863
                                                         ---------   ---------
                                                         ---------   ---------

LIABILITIES AND OWNER'S EQUITY
Current liabilities:
  Accounts payable                                       $  26,429   $  23,532
  Note payable to bank                                       4,775       3,178
  Accrued expenses                                          35,728      11,678
                                                         ---------   ---------
Total current liabilities                                   66,932      38,388


Owner's equity:
  Common stock, $1 par value, authorized
    and outstanding shares - 1,000                           1,000       1,000
  Retained earnings                                        870,399     531,475
                                                         ---------   ---------
Total owner's equity                                       871,399     532,475
                                                         ---------   ---------
Total liabilities and owner's equity                     $ 938,331   $ 570,863
                                                         ---------   ---------
                                                         ---------   ---------

SEE ACCOMPANYING NOTES.

       LIFETIME FILTER MANUFACTURING LTD. LLC AND LIFETIME FILTER, INC.

                       COMBINED STATEMENTS OF INCOME

                                                       YEAR ENDED DECEMBER 31
                                                          1996         1995
                                                       -----------------------
Sales                                                  $2,282,411   $1,380,202
Cost of goods sold                                        939,798      620,402
                                                       -----------------------
                                                        1,342,613      759,800

General and administrative expenses                       706,636      576,708
                                                       -----------------------
Operating income                                          635,977      183,092

Interest (income) expense, net                             (4,501)         924
                                                       -----------------------
                                                           (4,501)         924
                                                       -----------------------
Income before state income taxes                          640,478      182,168

Provision for state income taxes                           28,647        6,347
                                                       -----------------------
Net income                                             $  611,831   $  175,821
                                                       -----------------------
                                                       -----------------------


SEE ACCOMPANYING NOTES.

       LIFETIME FILTER MANUFACTURING LTD. LLC AND LIFETIME FILTER, INC.

              COMBINED STATEMENTS OF CHANGES IN OWNER'S EQUITY

                                 NUMBER OF                            TOTAL
                                  SHARES     COMMON     RETAINED     OWNER'S
                                OUTSTANDING   STOCK     EARNINGS      EQUITY
                                ----------------------------------------------
Balances at December 31, 1994      1,000     $1,000    $ 388,852    $ 389,852
  Net income                          --         --      175,821      175,821
  Distributions to owner              --         --      (33,198)     (33,198)
                                ----------------------------------------------
Balances at December 31, 1995      1,000      1,000      531,475      532,475
  Net income                          --         --      611,831      611,831
  Distributions to owner              --         --     (272,907)    (272,907)
                                ----------------------------------------------
Balances at December 31, 1996      1,000     $1,000    $ 870,399    $ 871,399
                                ----------------------------------------------
                                ----------------------------------------------


SEE ACCOMPANYING NOTES.

        Lifetime Filter Manufacturing Ltd. LLC and Lifetime Filter, Inc.

                         Combined Statements of Cash Flows

                                                        YEAR ENDED DECEMBER 31
                                                             1996      1995
                                                        -----------------------
OPERATING ACTIVITIES
Net income                                               $ 611,831   $ 175,821
Adjustments to reconcile net income to net cash
  provided by operating activities:
    Depreciation                                            28,800      22,767
    Bad debt expense                                        17,216      11,581
    Gain on sale of assets                                       -      (1,381)
    Changes in operating assets and liabilities:
      Accounts receivable                                  (31,251)    (14,374)
      Inventory                                            (16,333)    (32,196)
      Receivable from owner                                (30,563)    (19,685)
      Accounts payable and accrued expenses                 26,947      23,292
      Other assets                                          (9,123)         -
                                                         ---------   ---------
Net cash provided by operating activities                  597,524     165,825


INVESTING ACTIVITIES
Purchases of property and equipment                        (48,400)    (11,978)
Proceeds from disposition of property and equipment              -      13,500
                                                         ---------   ---------
Net cash (used in) provided by investing activities        (48,400)      1,522


FINANCING ACTIVITIES
Proceeds from notes payable to bank                         13,840           -
Payments on note payable to bank                           (12,243)    (40,909)
Distributions to owner                                    (272,907)    (33,198)
                                                         ---------   ---------
Net cash used in financing activities                     (271,310)    (74,107)
                                                         ---------   ---------
Net increase in cash                                       277,814      93,240
Cash at beginning of year                                  139,833      46,593
                                                         ---------   ---------
Cash at end of year                                      $ 417,647   $ 139,833
                                                         ---------   ---------
                                                         ---------   ---------

SEE ACCOMPANYING NOTES.

        Lifetime Filter Manufacturing Ltd. LLC and Lifetime Filter, Inc.

                      Notes to Combined Financial Statements

                                 December 31, 1996

1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

DESCRIPTION OF BUSINESS AND BASIS OF PRESENTATION

The accompanying financial statements combine the accounts of Lifetime Filter Manufacturing Ltd. LLC with the accounts of its affiliate, Lifetime Filter, Inc. (collectively referred to as the "Company"). Lifetime Filter Manufacturing Ltd. LLC is a Texas corporation engaged in the manufacturing, marketing, and sales of electrostatic filters, Lifetime Filter, Inc., is a Texas corporation which owns land, a building, and equipment, which it leases to Lifetime Filter Manufacturing Ltd. LLC. Because the companies have common ownership, the accompanying financial statements are presented on a combined basis. Intercompany transactions and balances have been eliminated.

USE OF ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the balance sheet dates and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

FAIR VALUE OF FINANCIAL INSTRUMENTS

The carrying amounts of cash, other accounts receivable, and accounts payable approximate fair values due to the short-term maturities of these instruments.

INVENTORIES

Inventories are stated at cost, applied on the first-in, first-out ("FIFO") method, which is not in excess of market. Finished goods were $24,774 and $18,681 and raw materials were $34,443 and $24,203 at December 31, 1996 and 1995, respectively.

        Lifetime Filter Manufacturing Ltd. LLC and Lifetime Filter, Inc.

1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

PROPERTY AND EQUIPMENT

Property and equipment are recorded at cost. Depreciation expense is recorded over the estimated useful lives of the assets. The straight-line and declining-balance methods are used by the Company in providing depreciation for financial reporting purposes. The cost of repairs and maintenance is expensed as incurred. The estimated useful lives of assets are as follows:

Buildings and building improvements                           31.5 years
Distribution equipment                                           5 years
Office equipment                                               5-7 years
Manufacturing equipment                                        5-7 years

INCOME TAXES

Lifetime Filter Manufacturing Ltd. is a limited liability corporation and Lifetime Filter, Inc., is an S corporation under the rules and regulations of the Internal Revenue Service. For both of these companies, earnings for federal income tax purposes are included in the tax returns of the individual owner. Accordingly, no federal income taxes have been recognized in the accompanying combined financial statements.

CONCENTRATION OF CREDIT RISK

Financial instruments that could potentially subject the Company to concentrations of credit risk are accounts receivable. The Company continuously evaluates the credit-worthiness of its customers' financial conditions and generally does not require collateral. The Company maintains reserves for potential credit losses and, in the past, such losses have been within management's expectations.

        Lifetime Filter Manufacturing Ltd. LLC and Lifetime Filter, Inc.

1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

REVENUE RECOGNITION

The Company recognizes revenue from product sales at the time of shipment.

2.  NOTES PAYABLE

The Company entered into a note agreement with a bank in December 1991 for $127,500 with an interest rate of 9.5% and monthly payments due beginning in February 1992 for four years. Final payment was made in January 1996.

The Company entered into a note agreement with a bank in April 1996 for $13,840 with an interest rate of the bank's base rate (9.25% at December 31, 1996) + 1% and monthly payments beginning in May 1996 for one year. In January 1997, the note was paid in full early.

3.  SUBSEQUENT EVENT

Effective January 1, 1997, Lifetime Filter, Inc., purchased substantially all of the net assets of Lifetime Filter Manufacturing Ltd. LLC and contemporaneously, ACR Group, Inc. purchased all of the issued and outstanding capital stock of Lifetime Filter, Inc. The accompanying financial statements present the historical information of the Company and do not give effect to these transactions.

                              ACR GROUP, INC. AND
                             LIFETIME FILTER, INC.
            UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL INFORMATION

     Effective as of January 1, 1997, ACR Group, Inc., a Texas corporation (the "Company"), acquired all of the issued and outstanding capital stock of Lifetime Filter, Inc., a Texas corporation ("LFI") and, contemporaneously therewith, LFI acquired substantially all of the assets, and assumed substantially all of the liabilities, of O'Leary Family Partnership, Ltd., a Texas limited partnership ("OFP"), pursuant to a Purchase Agreement. OFP had acquired substantially all of the assets, and assumed substantially all of the liabilities, of Lifetime Filter Manufacturing, Ltd. ("LFM") on December 31, 1996. A copy of the Purchase Agreement is filed as an exhibit to the Company's Current Report on Form 8-K dated January 24, 1997, File No. 0-12490, and reference is made to such Agreement for details of the terms of the acquisition.

     The accompanying unaudited pro forma consolidated financial information ("Pro Formas") includes (i) a pro forma consolidated balance sheet as of November 30, 1996, assuming that the acquisition of LFI was completed as of such date, and (ii) pro forma consolidated statements of income for the year ended February 29, 1996 and for the nine-month period ended November 30, 1996, assuming that the acquisition of LFI was completed as of March 1, 1995. The Pro Formas are derived from (a) the Company's audited historical consolidated financial statements for the fiscal years ended February 29, 1996, February 28, 1995 and 1994, which are included in the Company's Annual Report on Form 10-K for the year ended February 29, 1996, (b) the Company's unaudited financial statements for the nine-month period ended November 30, 1996, which are included in the Company's Quarterly Report on Form 10-Q for the quarterly period ended November 30, 1996, and (c) audited historical combined financial statements of LFI and LFM for the years ended December 31, 1996 and 1995, which are included with this report.

     The Pro Formas should be read in conjunction with the related notes thereto and the historical financial statements of the Company and the historical combined financial statements of LFI and LFM referred to above. The Pro Formas are not necessarily indicative of either the results that actually would have been reported had the acquisition of LFI been completed on the dates indicated, or of future operations. The effects of the acquisition will be reflected in the Company's results of operations from the effective date of the acquisition.

                                 ACR GROUP, INC.
                       PRO FORMA CONSOLIDATED BALANCE SHEET
                               NOVEMBER 30, 1996
                                  (unaudited)

                                                Lifetime
                                   ACR Group,    Filter,   Pro Forma         Pro Forma
                                     Inc.         Inc.    Adjustments         Combined
                                 ------------   --------  -----------      ------------
Current assets:
  Cash                           $    262,075   $417,647   $               $    679,722
  Accounts receivable, net          9,927,999    155,715                     10,083,714
  Inventory                        10,765,929     59,217                     10,825,146
  Prepaid expenses and other          133,677     59,886                        193,563
  Deferred income taxes               136,000                                   136,000
                                 ------------   --------   ----------      ------------
    Total current assets           21,225,680    692,465                     21,918,145
                                 ------------   --------   ----------      ------------

Property and equipment, net of
 accumulated depreciation           2,820,737    245,866      367,134 (A)     3,433,737
Deferred income taxes                 544,000                                   544,000
Goodwill, net of accumulated
 amortization                       1,433,601               1,275,467 (A)     2,709,068
Other assets                          293,312                                   293,312
                                 ------------   --------   ----------      ------------
    Total assets                 $ 26,317,330   $938,331   $1,642,601      $ 28,898,262
                                 ------------   --------   ----------      ------------
                                 ------------   --------   ----------      ------------

Current liabilities:
  Current maturities of
   long-term debt                $  1,081,103   $  4,775   $  388,887 (A)  $  1,474,765
  Accounts payable                  7,872,970     26,429                      7,899,399
  Accrued expenses and
   other liabilities                1,184,372     35,728                      1,220,100
                                 ------------   --------   ----------      ------------
    Total current liabilities      10,138,445     66,932      388,887        10,594,264
                                 ------------   --------   ----------      ------------

Long-term debt, less
 current maturities                 9,124,484               2,125,113 (A)    11,249,597
                                 ------------   --------   ----------      ------------
    Total liabilities              19,262,929     66,932    2,514,000        21,843,861
                                 ------------   --------   ----------      ------------

Shareholders' equity
  Common stock                        103,716      1,000       (1,000)(A)       103,716
  Additional paid-in capital       41,550,770                                41,550,770
  Accumulated deficit             (34,600,085)   870,399     (870,399)(A)   (34,600,085)
                                 ------------   --------   ----------      ------------
  Total shareholders' equity        7,054,401    871,399     (871,399)        7,054,401
                                 ------------   --------   ----------      ------------
                                 $ 26,317,330   $938,331   $1,642,601      $ 28,898,262
                                 ------------   --------   ----------      ------------
                                 ------------   --------   ----------      ------------

     See Notes to Unaudited Pro Forma Consolidated Financial Information.

                              ACR GROUP, INC.
                PRO FORMA CONSOLIDATED STATEMENT OF INCOME
                  FOR THE YEAR ENDED FEBRUARY 29, 1996
                               (unaudited)

                                       Lifetime
                        ACR Group,      Filter,      Pro Forma     Pro Forma
                            Inc.         Inc.       Adjustments     Combined
                       ------------   ----------   -------------  ------------
Sales                  $ 56,500,253   $1,380,202   $              $ 57,880,455
Cost of sales            45,779,447      620,402      18,322 (B)    46,418,171
                       ------------   ----------   ---------      ------------
Gross profit             10,720,806      759,800     (18,322)       11,462,284

Selling, general and
  administrative
  expenses              (10,082,119)    (576,708)    (31,887)(C)   (10,690,714)
Other operating income      126,027                                    126,027
                       ------------   ----------   ---------      ------------
Operating income            764,714      183,092     (50,209)          897,597

Interest expense, net      (644,767)        (924)   (229,161)(D)      (874,852)
Other non-operating
  income                     78,863                                     78,863
                       ------------   ----------   ---------      ------------
Income before taxes         198,810      182,168    (279,370)          101,608

Provision for income
  taxes                     (15,044)      (6,347)      3,928 (E)       (17,463)
                       ------------   ----------   ---------      ------------
Net income             $    183,766   $  175,821   $(275,442)     $     84,145
                       ------------   ----------   ---------      ------------
                       ------------   ----------   ---------      ------------

Average outstanding
  common and equivalent
  shares                 10,513,485                                 10,513,485
                       ------------                               ------------
                       ------------                               ------------

Earnings per share     $       0.02                               $       0.01
                       ------------                               ------------
                       ------------                               ------------


      See Notes to Unaudited Pro Forma Consolidated Financial Information.

                              ACR GROUP, INC.
                PRO FORMA CONSOLIDATED STATEMENT OF INCOME
            FOR THE NINE-MONTH PERIOD ENDED NOVEMBER 30, 1996
                               (unaudited)

                                       Lifetime
                        ACR Group,      Filter,      Pro Forma     Pro Forma
                            Inc.         Inc.       Adjustments     Combined
                       ------------   ----------   -------------  ------------
Sales                  $ 62,911,596   $1,872,082   $              $ 64,783,678
Cost of sales            50,792,694      777,859      13,741 (B)    51,584,294
                       ------------   ----------   ---------      ------------
Gross profit             12,118,902    1,094,223     (13,741)       13,199,384

Selling, general and
  administrative
  expenses              (10,569,431)    (557,387)    (23,915)(C)   (11,150,733)
Other operating income      337,941                                    337,941
                       ------------   ----------   ---------      ------------
Operating income          1,887,412      536,836     (37,656)        2,386,592

Interest expense, net      (675,073)       3,329    (148,263)(D)      (820,007)
Other non-operating
  income                     96,359                                     96,359
                       ------------   ----------   ---------      ------------
Income before taxes       1,308,698      540,165    (185,919)        1,662,944

Provision for income
  taxes                     (45,509)     (21,485)     (7,134)(E)       (74,128)
                       ------------   ----------   ---------      ------------
Net income             $  1,263,189   $  518,680   $(193,053)     $  1,588,816
                       ------------   ----------   ---------      ------------
                       ------------   ----------   ---------      ------------

Average outstanding
  common and equivalent
  shares                 10,957,049                                 10,957,049
                       ------------                               ------------
                       ------------                               ------------

Earnings per share     $       0.12                               $       0.14
                       ------------                               ------------
                       ------------                               ------------


      See Notes to Unaudited Pro Forma Consolidated Financial Information.

                        NOTES TO UNAUDITED PRO FORMA
                     CONSOLIDATED FINANCIAL INFORMATION

Pro forma adjustments relating to the accompanying pro forma consolidated financial statements of ACR Group, Inc. have been made using the purchase method of accounting and are based on the following assumptions:

     (1) The Company borrowed funds for the cash portion of the purchase price and for transaction costs from St. James Capital Partners, L.P. under a note which bears interest at 10% per annum and has an initial maturity date of one year from the date of issuance ("St. James Note"). The Company will exercise its exclusive option to extend the maturity for one additional year. In addition, LFI issued a note to the O'Leary Family Partnership, Ltd., the selling shareholder ("OFP Note"), in the amount of $1,166,622. The OFP Note bears interest at 1% above the prime rate and is payable in quarterly installments, plus interest, over three years.

     (2) The excess of the purchase price of LFI over the fair value of the net tangible assets of LFI is recorded as goodwill. Goodwill is amortized based on an amortization period of forty years.

     (3) The Company has previously unbenefitted net operating loss carryforwards which are sufficient to benefit the incremental taxable income associated with the acquisition and, accordingly, income taxes are provided principally for state income taxes.

The following notes describe the pro forma adjustments reflecting in the accompanying pro forma financial statements.

     (A) To record the excess of fair value over net book value of assets acquired, the debt incurred and the goodwill recorded in connection with the acquisition of LFI, and the effect on equity of the acquired entity in accordance with the principles of purchase accounting.

     (B) To record depreciation on the excess of fair value over net book value of assets acquired.

     (C)  To record amortization of goodwill relating to the acquisition of LFI.

     (D)  To record interest expense on the St. James Note and the OFP Note.

     (E) To record the income tax effects of (i) the net income recognized by LFI for the periods presented, and (ii) the pro forma adjustments relating to the LFI acquisition.